Exhibit 99.1

Press Release

Contact:

Charles F. Cargile, 949/863-3144

Newport Corporation, Irvine, CA

investor@newport.com

or

Rob Fink, 212/896-1206

KCSA Strategic Communications

newport@kcsa.com

NEWPORT CORPORATION REPORTS

SECOND QUARTER AND FIRST HALF 2013 RESULTS

Irvine, California — July 31, 2013 — Newport Corporation (NASDAQ: NEWP) today reported financial results for its second quarter and six months ended June 29, 2013, and its outlook for the remainder of 2013.  The company noted the following regarding the second quarter results:

•    Net sales of $134.2 million;

•    New orders of $147.6 million;

•    Net income attributable to Newport of $2.7 million, or $0.07 per diluted share, when measured according to generally accepted accounting principles (GAAP);

•    Non-GAAP net income attributable to Newport of $7.8 million, or $0.20 per diluted share, excluding the amortization of intangible assets, stock-based compensation expense, integration, restructuring and severance costs, and the tax impact of the excluded amounts; and

•    Cash generated from operations of $21.8 million, and a reduction in debt of $10.2 million.

Commenting on the results, Robert J. Phillippy, Newport’s President and Chief Executive Officer, stated, “We are very encouraged by the rebound in new orders during the second quarter.  Our new orders increased 10.5% sequentially to $147.6 million and our book-to-bill ratio was greater than 1.0 in all of our target end markets.  As expected, our net sales and non-GAAP income increased slightly on a sequential basis.  In addition, we strengthened our balance sheet by generating $21.8 million in cash from operations and using $10.2 million of that cash to reduce our outstanding debt.”

Sales and Orders

Newport’s sales and orders by end market were as follows:

				Percentage	Percentage
	Three Months Ended			Change vs.	Change vs.
	June 29,	March 30,	June 30,	Prior	Prior Year
(In thousands, except percentages, unaudited)	2013	2013(1)	2012(1)	Quarter	Period

Sales by End Market

Scientific research	$29,824	$30,905	$30,525	-3.5%	-2.3%
Microelectronics	29,017	27,730	41,189	4.6%	-29.6%
Life and health sciences	31,308	31,165	33,478	0.5%	-6.5%
Defense and security	13,764	15,404	17,154	-10.6%	-19.8%
Industrial manufacturing and other	30,321	27,403	31,309	10.6%	-3.2%
Total	$134,234	$132,607	$153,655	1.2%	-12.6%

Orders by End Market

Scientific research	$30,425	$31,650	$32,303	-3.9%	-5.8%
Microelectronics	35,622	28,186	41,985	26.4%	-15.2%
Life and health sciences	31,719	29,882	19,450	6.1%	63.1%
Defense and security	14,344	14,928	17,262	-3.9%	-16.9%
Industrial manufacturing and other	35,532	28,939	37,286	22.8%	-4.7%
Total	$147,642	$133,585	$148,286	10.5%	-0.4%

Notes:

(1)         Certain prior period amounts have been reclassified to conform to the current period presentation.

On a sequential basis, the company’s sales and new orders in the second quarter of 2013 increased 1.2% and 10.5%, respectively, compared with the first quarter levels, driven by increases in its microelectronics, industrial manufacturing and life and health sciences end markets, offset in part by lower sales to and orders from customers in the scientific research and defense and security end markets.  Commenting on the increase in orders, Mr. Phillippy said, “Our orders from microelectronics customers in the second quarter increased sequentially by $7.4 million, or 26.4%, over the first quarter level, despite the overall industry not yet showing signs of a full recovery.  We had a number of key design wins in the quarter that contributed to this result.  This gives us optimism that we are gaining share in this market during the current down-cycle, and will see accelerated growth from these new programs as the recovery in the semiconductor equipment industry gains momentum.”

Operating Income and Net Income

Newport reported operating income for the second quarter of 2013 of $5.6 million when calculated in accordance with GAAP, reflecting a 26.5% sequential increase compared with the first quarter of 2013.  On a non-GAAP basis, excluding the amortization of intangible assets, stock-based compensation expense, and integration, restructuring and severance costs, the company’s operating income for the second quarter of 2013 was $12.8 million, or 9.5% of net sales, a 14.6% increase compared with the first quarter of 2013.

The company reported net income attributable to Newport for the second quarter of 2013 of $2.7 million, or $0.07 per diluted share, when calculated in accordance with GAAP.  On a non-GAAP basis, net income attributable to Newport for the second quarter of 2013 increased 26% compared with the first quarter of 2013 to $7.8 million, or $0.20 per diluted share.

The company has provided a reconciliation of its gross profit, operating income, net income and net income per diluted share calculated in accordance with GAAP and on a non-GAAP basis following the statements of income and comprehensive income included in this release.  Management believes that the supplemental presentation of non-GAAP financial information provides insight into the company’s core business results, as well as a more meaningful comparison of its financial results between periods.

Cash, Cash Equivalents and Marketable Securities

As of June 29, 2013, the company had $161.4 million in total indebtedness and $102.0 million in cash, restricted cash and marketable securities.  On July 18, 2013, Newport announced the completion of a new $275 million revolving credit facility.  As part of this refinancing, the company paid all of the outstanding obligations remaining on its prior credit facility, and the fees relating to the new facility, by using $34.2 million in cash and borrowing $120.0 million on its new revolving credit line.  The new credit facility provides the company with greater flexibility from a borrowing capacity, cash flow and covenant perspective, with lower ongoing financing costs.

Financial Outlook

Commenting on Newport’s outlook, Mr. Phillippy said, “We expect our sales in the second half of 2013 to increase compared with the first half of the year.  In addition, we believe that our growing backlog, coupled with new business wins related to our strategic growth initiatives, will position us well for increasing sales and profitability in 2014.  In the third quarter of 2013, we expect our net sales to be in the range of $136 million to $143 million, resulting in sequential increases in our non-GAAP operating income and non-GAAP earnings per diluted share over the second quarter levels.”

ABOUT NEWPORT CORPORATION

Newport Corporation is a leading global supplier of advanced-technology products and systems to customers in the scientific research, microelectronics, life and health sciences, defense and security, and industrial manufacturing markets.  Newport’s innovative solutions leverage its expertise in advanced photonics, optics, and laser technologies to enhance the performance and productivity of its customers’ manufacturing, engineering and research applications.  Newport is part of the Standard & Poor’s SmallCap 600 Index and the Russell 2000 Index.

To download Newport’s investor relations app, which offers access to its SEC filings, press releases, videos, audiocasts and more, please visit Apple’s App Store for the iPhone and iPad or Google Play for Android mobile devices.

INVESTOR CONFERENCE CALL

Robert J. Phillippy, President and Chief Executive Officer, and Charles F. Cargile, Senior Vice President and Chief Financial Officer, will host an investor conference call today, July 31, 2013, at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) to review the company’s results for the second quarter of 2013 and its business outlook for the remainder of 2013.  The call will be open to all interested investors through a live audio web broadcast via the Internet at www.newport.com/investors.  The call also will be available to investors and analysts by dialing 877-375-4189 within the U.S. and Canada or 973-935-2046 from abroad.

The webcast will be archived on the Newport website and can be reached through the same link.  An archived webcast will also be available on Newport’s investor relations app.  A telephonic playback of the conference call will be available by calling 855-859-2056 within the U.S. and Canada and 404-537-3406 from abroad.  Playback will be available beginning at 6:00 p.m. Eastern time on Wednesday, July 31, 2013, and continue through 11:59 p.m. Eastern time on Wednesday, August 7, 2013.  The replay passcode is 18161599.

SAFE HARBOR STATEMENT

This news release contains forward-looking statements, including without limitation statements regarding the company’s optimism that it is gaining share in the microelectronics market and that its new design wins will lead to accelerated growth once conditions in the semiconductor equipment industry gain upward momentum; the expectation that its new credit facility will provide greater flexibility from a borrowing capacity, cash flow and covenant perspective and lower on-going financing costs; its expectation of increasing sales in the second half of 2013 compared with the first half of the year; the expectation that growing backlog and new business wins related to its strategic growth initiatives will position the company for increasing sales and profitability in 2014; the company’s anticipated net sales in the third quarter of 2013, and its expectation of sequential increases in non-GAAP operating income and non-GAAP earnings per diluted share in the third quarter of 2013.  Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements.  Assumptions relating to the foregoing involve judgments and risks with respect to, among other things, Newport’s ability to achieve expected benefits from the integration of acquired businesses and its other cost savings initiatives; the strength of business conditions in the industries Newport serves, particularly the semiconductor and defense and security industries; the levels of private and governmental research funding worldwide; Newport’s ability to successfully penetrate and increase sales to its targeted end markets; potential order cancellations and push-outs; future economic, competitive and market conditions, including those in Europe and Asia and those related to its strategic markets; whether its products will continue to achieve customer acceptance; and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Newport.  Certain of these judgments and risks are discussed in more detail in Newport’s periodic reports filed with the Securities and Exchange Commission.  Although

Newport believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in forward-looking statements will be realized.  In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by Newport or any other person that Newport’s objectives or plans will be achieved.  Newport undertakes no obligation to revise the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

###

Newport Corporation

Consolidated Statements of Income and Comprehensive Income

(Unaudited)

	Three Months Ended		Six Months Ended
	June 29,	June 30,	June 29,	June 30,
(In thousands, except per share amounts)	2013	2012	2013	2012

Net sales	$134,234	$153,655	$266,841	$310,822
Cost of sales	76,997	86,772	154,472	175,870
Gross profit	57,237	66,883	112,369	134,952

Selling, general and administrative expenses	38,067	41,887	75,675	85,947
Research and development expense	13,577	13,651	26,678	27,450
Operating income	5,593	11,345	10,016	21,555

Gain on sale of investment	—	5,298	—	5,298
Interest and other expense, net	(2,042)	(2,828)	(4,179)	(5,015)
Income before income taxes	3,551	13,815	5,837	21,838

Income tax provision	946	4,754	498	6,189
Net income	2,605	9,061	5,339	15,649
Net loss attributable to non-controlling interests	(57)	(93)	(69)	(97)
Net income attributable to Newport Corporation	$2,662	$9,154	$5,408	$15,746

Net income	$2,605	$9,061	$5,339	$15,649
Other comprehensive income:
Foreign currency translation gains (losses)	777	(3,485)	(1,675)	(1,898)
Unrecognized net pension gains	38	102	228	86
Unrealized losses on marketable securities	(50)	(140)	(148)	(107)
Comprehensive income	$3,370	$5,538	$3,744	$13,730

Comprehensive loss attributable to non-controlling interests	$(85)	$(69)	$(146)	$(115)
Comprehensive income attributable to Newport Corporation	3,455	5,607	3,890	13,845
Comprehensive income	$3,370	$5,538	$3,744	$13,730

Net income per share attributable to Newport Corporation:
Basic	$0.07	$0.24	$0.14	$0.41
Diluted	$0.07	$0.24	$0.14	$0.40

Shares used in the computation of net income per share:
Basic	39,085	38,220	38,843	37,975
Diluted	39,361	38,898	39,311	38,915

Other operating data:
New orders received during the period	$147,642	$148,286	$281,227	$334,390
Backlog at the end of period scheduled to ship within 12 months			$151,056	$168,706

Newport Corporation

Supplemental Non-GAAP Measures

(Unaudited)

	Three Months Ended		Six Months Ended
(In thousands, except per share amounts)	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012

Net Sales	$134,234	$153,655	$266,841	$310,822

Cost of sales:
Cost of sales - GAAP	$76,997	$86,772	$154,472	$175,870
Amortization of intangible assets	920	180	1,815	360
Stock-based compensation expense	244	184	453	301
Integration-related, restructuring and severance costs	—	—	403	808
Non-GAAP cost of sales	75,833	86,408	151,801	174,401
Non-GAAP gross profit	$58,401	$67,247	$115,040	$136,421

Non-GAAP gross profit as a percentage of net sales	43.5%	43.8%	43.1%	43.9%

Operating income:
Operating income - GAAP	$5,593	$11,345	$10,016	$21,555
Amortization of intangible assets	2,615	5,031	5,201	10,208
Stock-based compensation	1,876	1,878	4,145	4,092
Integration-related, restructuring and severance costs	2,693	1,947	4,567	4,432
Gain on sale of assets	—	—	—	(166)
Non-GAAP operating income	$12,777	$20,201	$23,929	$40,121

Non-GAAP operating income as a percentage of net sales	9.5%	13.1%	9.0%	12.9%

Net income attributable to Newport Corporation:
Net income - GAAP	$2,662	$9,154	$5,408	$15,746
Amortization of intangible assets	2,615	5,031	5,201	10,208
Stock-based compensation	1,876	1,878	4,145	4,092
Integration-related, restructuring and severance costs	2,693	1,947	4,567	4,432
Gain on sale of assets	—	(5,298)	—	(5,464)
Release of valuation allowance against certain deferred tax assets	—	—	—	(1,391)
Income tax provision on non-GAAP adjustments	(2,082)	(1,096)	(5,397)	(3,865)
Non-GAAP net income	$7,764	$11,616	$13,924	$23,758

Net income per diluted share attributable to Newport Corporation:
Net income - GAAP	$0.07	$0.24	$0.14	$0.40
Total non-GAAP adjustments	0.13	0.06	0.21	0.21
Non-GAAP net income per diluted share	$0.20	$0.30	$0.35	$0.61

Newport Corporation

Consolidated Balance Sheets

(Unaudited)

	June 29,	December 29,
(In thousands)	2013	2012

ASSETS
Current assets:
Cash and cash equivalents	$90,186	$88,767
Restricted cash	3,220	3,107
Marketable securities	8,574	8,498
Accounts receivable, net	86,467	89,445
Notes receivable, net	1,128	1,536
Inventories, net	107,946	108,728
Deferred income taxes	19,812	19,872
Prepaid expenses and other current assets	20,867	17,727
Total current assets	338,200	337,680

Property and equipment, net	81,220	82,843
Goodwill	79,489	79,586
Deferred income taxes	5,426	5,646
Intangible assets, net	72,171	77,446
Investments and other assets	35,504	37,760
	$612,010	$620,961

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings, net	$32,767	$32,985
Accounts payable	31,181	31,061
Accrued payroll and related expenses	29,242	29,096
Accrued expenses and other current liabilities	38,612	34,696
Total current liabilities	131,802	127,838

Long-term debt, net	128,647	150,758
Accrued pension liabilities	27,731	27,764
Other liabilities	22,850	23,783

Total stockholders’ equity of Newport	299,740	289,432
Non-controlling interests	1,240	1,386
Total stockholders’ equity	300,980	290,818
	$612,010	$620,961